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                                                                 Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and Registration Statement No. 333-6879 of WMX Technologies, Inc. of our reports dated February 3, 1997 included (or incorporated by reference) in the WMX Technologies, Inc. Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in such Registration Statements.


                                                        /s/ Arthur Andersen LLP
                                                        ARTHUR ANDERSEN LLP


Chicago, Illinois
April 14, 1997